Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-1 No. 333-45460) of InterMune, Inc.,
(2)	Registration Statements (Form S-3 Nos. 333-189467, 333-185508, 333-176787, 333-115516, 333-139713 and 333-161758) of InterMune, Inc., and
(3)

Registration Statements (Form S-8, Nos. 333-189367, 333-184923, 333-176249, 333-34510, 333-59316, 333-81172, 333-92276, 333-102907, 333-112380, 333-116866 and 333-162141) pertaining to the Amended and Restated 2000 Equity Incentive Plan, the 1999 Equity Incentive Plan, the Amended and Restated 2000 Non-Employee Directors’ Stock Option Plan, and the Amended and Restated 2000 Employee Stock Purchase Plan of InterMune, Inc.;

of our reports dated February 21, 2014, with respect to the consolidated financial statements and schedule of InterMune, Inc. and the effectiveness of internal control over financial reporting of InterMune, Inc. included in this Annual Report (Form 10-K) of InterMune, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Redwood City, California
February 21, 2014